UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2019
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(844) 937-9547
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, Paul Gaitan notified Workhorse Group Inc. (the “Company”) that he intended to resign as Chief Financial Officer of the Company effectively immediately. Mr. Gaitan’s departure was not the result of any disagreement with the Company nor any issue related to the Company’s financial statements of accounting practices. In connection with Mr. Gaitan’s resignation, the Company has commenced a search for a replacement Chief Financial Officer. Gregory Ackerson, the Company’s Controller, has agreed to serve as the Company’s Interim Chief Financial Officer until the Company has engaged a full-time replacement Chief Financial Officer.

Mr. Ackerson has been with the Company since April 2018. Prior to joining the Company, Mr. Ackerson was an Assurance Senior Manager with BDO USA LLP from December 2015 through March 2018, Assistant Vice President Accounting Risk and Policy at Fifth Third Corporation from June 2015 to December 2015 and Senior Manager Technical Accounting for NewPage Corporation from April 2011 through March 2015. Mr. Ackerson has also served as an Inspection Specialist for PCAOB and various progressive audit roles with PwC. Mr. Ackerson received his Master of Science in Accounting and Bachelor of Business Administration and Finance both in 2000.

The Company entered into an employment agreement (the “Ackerson Employment Agreement”) with Mr. Ackerson, effective November 12, 2019. Pursuant to the Ackerson Employment Agreement, Mr. Ackerson will receive a base salary of $175,000 per year and will be eligible to receive a target performance bonus equal to 50% of his base salary with the potential to increase to 75% of his base salary assuming pre-determined performance goals are met as determined by the Compensation Committee. The Company granted 104,166 shares of restricted common stock under the Company’s 2019 Stock Incentive Plan. The restricted stock will vest over three years. In the event Mr. Ackerson is terminated without cause or resigns for good reason (as such terms are defined in the Ackerson Employment Agreement), he will be entitled to severance payments in an amount equal to nine months of his base salary plus a prorated portion of his target performance bonus. In addition, any outstanding equity awards will immediately accelerate and vest. The Company will also continue to pay the employer portion of the COBRA premium cost for up to nine months.

On November 6, 2019, the Company entered into an amended and restated employment agreement (the “Hughes Employment Agreement”) with Duane Hughes, Chief Executive Officer, effective November 6, 2019. Pursuant to the Hughes Employment Agreement, Mr. Hughes will receive a base salary of $475,000 per year and will be eligible to receive a target performance bonus equal to 100% of his base salary with the potential to increase to 200% of his base salary assuming pre-determined performance goals are met as determined by the Compensation Committee of the Board of Directors (“Compensation Committee”). The Company granted 239,044 shares of restricted common stock under the Company’s 2019 Stock Incentive Plan. The restricted stock will vest over three years commencing on January 1, 2020. The stock options to acquire 1,000,000 shares of common stock issued earlier in 2019 will immediately vest on the effective date of the Hughes Employment Agreement. In the event Mr. Hughes is terminated without cause or resigns for good reason (as such terms are defined in the Hughes Employment Agreement), he will be entitled to severance payments in an amount equal to 24 months of his base salary plus a prorated portion of his target performance bonus. In addition, any outstanding equity awards will immediately accelerate and vest. The Company will also continue to pay the employer portion of the COBRA premium cost for up to 24 months.

The Company entered into an amended and restated employment agreement (the “Willison Employment Agreement”) with Mr. Robert Willison, Chief Operating Officer, effective November 6, 2019. Pursuant to the Willison Employment Agreement, Mr. Willison will receive a base salary of $300,000 per year and will be eligible to receive a target performance bonus equal to 75% of his base salary with the potential to increase to 100% of his base salary assuming pre-determined performance goals are met as determined by the Compensation Committee. The Company granted 119,522 shares of restricted common stock under the Company’s 2019 Stock Incentive Plan. The restricted stock will vest over three years commencing on January 1, 2020. In the event Mr. Willison is terminated without cause or resigns for good reason (as such terms are defined in the Wilson Employment Agreement), he will be entitled to severance payments in an amount equal to 18 months of his base salary plus a prorated portion of his target performance bonus. In addition, any outstanding equity awards will immediately accelerate and vest. The Company will also continue to pay the employer portion of the COBRA premium cost for up to 18 months.

The Company entered into an employment agreement (the “Furey Employment Agreement”) with Mr. Anthony Furey, Vice President of Finance, effective November 6, 2019. Pursuant to the Furey Employment Agreement, Mr. Furey will receive a base salary of $225,000 per year and will be eligible to receive a target performance bonus equal to 50% of his base salary with the potential to increase to 75% of his base salary assuming pre-determined performance goals are met as determined by the Compensation Committee. The Company granted 338,648 shares of restricted common stock under the Company’s 2019 Stock Incentive Plan. The restricted stock will vest over three years. The Company will also grant a one-time $100,000 restricted stock grant upon the closing of the sale of Surefly. In the event Mr. Furey is terminated without cause or resigns for good reason (as such terms are defined in the Furey Employment Agreement), he will be entitled to severance payments in an amount equal to nine months of his base salary plus a prorated portion of his target performance bonus. In addition, any outstanding equity awards will immediately accelerate and vest. The Company will also continue to pay the employer portion of the COBRA premium cost for up to nine months.

On November 6, 2019, the Company appointed Mr. Stephen M. Fleming as General Counsel and Vice President of the Company. In connection with the appointment of Mr. Fleming, the Company entered into an employment agreement (the “Fleming Employment Agreement”) with Mr. Fleming effective November 6, 2019. Pursuant to the Fleming Employment Agreement, Mr. Fleming will receive a base salary of $300,000 per year and will be eligible to receive a target performance bonus equal to 50% of his base salary with the potential to increase to 75% of his base salary assuming pre-determined performance goals are met as determined by the Compensation Committee. The Company granted 517,928 shares of restricted common stock under the Company’s 2019 Stock Incentive Plan. The restricted stock will vest over three years commencing on January 1, 2020. In the event Mr. Fleming is terminated without cause or resigns for good reason (as such terms are defined in the Fleming Employment Agreement), he will be entitled to severance payments in an amount equal to 16 months of his base salary plus a prorated portion of his target performance bonus. In addition, any outstanding equity awards will immediately accelerate and vest. The Company will also continue to pay the employer portion of the COBRA premium cost for up to 15 months.

The Company granted Ray Chess, Chairman of the Board, 47,809 shares of restricted common stock for historical services rendered for which no director compensation was received. The restricted stock will vest over two years in semi-annual installments commencing May 6, 2020. In addition, for director services for the year ended December 31, 2019, Mr. Chess was granted 29,880 shares of common stock vesting May 6, 2020. Going forward, Mr. Chess will receive an annual grant of restricted stock in the amount of $75,000. In addition, Michael Clark, Gerald Budde, Benjamin Samuels and Harry DeMott were granted 47,809 restricted common stock in consideration for historical services. The restricted stock will vest over two years in semi-annual installments commencing on May 6, 2020. In addition, for director services for the year ended December 31, 2019, Messrs. Clark, Budde, Samuels and DeMott were granted 23,904 shares of restricted common stock vesting May 6, 2020. Going forward, Messrs. Clark, Budde, Samuels and DeMott will receive an annual grant of restricted stock in the amount of $60,000 vesting over two years in semi-annual installments. All stock grants were issued under the Company’s 2019 Stock Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Workhorse Group Inc. and Duane Hughes dated November 6, 2019
10.2	Amended and Restated Employment Agreement between Workhorse Group Inc. and Robert Willison dated November 6, 2019
10.3	Employment Agreement between Workhorse Group Inc. and Anthony Furey dated November 6, 2019
10.4	Employment Agreement between Workhorse Group Inc. and Stephen Fleming dated November 6, 2019
10.5	Employment Agreement between Workhorse Group Inc. and Gregory Ackerson dated November 12, 2019
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: November 12, 2019	By:	/s/ Duane A. Hughes
	Name: Title:	Duane A. Hughes Chief Executive Officer
(Principal Executive Officer)

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